EXHIBIT 21

SUBSIDIARIES OF APPLERA CORPORATION

Name	State or Jurisdiction of Incorporation or Organization

Applera Overseas Corporation	(New York, USA)
Applied Biosystems Pty Ltd.	(Australia)
Applied Biosystems (Canada) Limited	(Canada)
Applied Biosystems/MDS SCIEX Instruments (1)	(Canada)
Applied Biosystems (Thailand) Limited	(Thailand)
PE AG	(Switzerland)
Applera France S.A.	(France)
PE (Sweden) AB	(Sweden)
PE Stockholm AB	(Sweden)
Applied Biosystems Finland OY	(Finland)
Applera Holding BV	(The Netherlands)
Applera Finance BV	(The Netherlands)
Nelson Analytical GmbH	(Germany)
Applera Europe BV	(The Netherlands)
Applied Biosystems Holdings Limited	(UK)
Applied Biosystems Ltd	(UK)
PE (GB) Ltd.	(UK)
Applera Polska Sp.zo.o.	(Poland)
Applera Magyarorszag Kft (2)	(Hungary)
Applera Ceska republic s.r.o.	(Czech Republic)
Spartan Ltd. (3)	(Channel Isles)
Listronagh Company (4)	(Ireland)
Applied Biosystems Asia Pte. Ltd.	(Singapore)
Applied Biosystems Malaysia Sdn. Bhd.	(Malaysia)
Applera Holding GmbH	(Germany)
Applera South Africa (PTY) Limited	(South Africa)
PE Manufacturing GmbH (5)	(Germany)
Applied Biosystems Manufacturing GmbH	(Germany)
BSW Wohnstatten GmbH	(Germany)
Applera Austria Handels GmbH	(Austria)
Applied Biosystems Hong Kong, Ltd.	(Hong Kong)
Applied Biosystems do Brasil Ltda.	(Brazil)
ZAO PE Biosystems (6)	(Russia)
Applied Biosystems Korea LLC (7)	(Korea)
Applied Biosystems Taiwan Corporation	(Delaware, USA)
Applied Biosystems de Mexico S. de R.L. de C.V.	(Mexico)
Applera Insurance Company Limited	(Bermuda)
PE FSC, Inc.	(U.S.Virgin Islands)
Applera Hispania SA	(Spain)
Applera International, Inc.	(Delaware, USA)
PE Korea Corporation	(Delaware, USA)
Applied Biosystems China, Inc.	(Delaware, USA)
GenScope, Inc.	(Delaware, USA)
PerSeptive Biosystems, Inc.	(Delaware, USA)
Applera Deutschland GmbH	(Germany)
Applied Biosystems Japan, Ltd.	(Japan)

Name	State or Jurisdiction of Incorporation or Organization

PerSeptive Biosystems (Canada) Ltd.	(Canada)
PNA Diagnostics ApS	(Denmark)
Boston Probes, Inc. (8)	(Delaware, USA)
Paracel, Inc.	(California, USA)
Paracel Government Systems, Inc.	(Delaware, USA)
Axys Pharmaceuticals, Inc.	(Delaware, USA)
Axys 468 Littlefield LLC	(California, USA)
Foster City Holdings, LLC	(Delaware, USA)
Celera Diagnostics, LLC (9)	(Delaware, USA)
Rockville Holdings, LLC	(Delaware, USA)
Celera Diagnostics, LLC (9)	(Delaware, USA)

Note: Entities directly owned by subsidiaries of Applera Corporation are indented and listed below their immediate parent. Ownership is 100% unless otherwise indicated.

(1)	50.0% ownership.
(2)	90.0% owned by Applera Holding BV, 10.0% by Applera Finance BV (indirectly wholly owned by Applera Corporation).
(3)	51.0% ownership by Applera Overseas Corporation, and 49.0% by Applera Europe BV (indirectly wholly owned by Applera Corporation).
(4)	25.0% owned by PE (Sweden) AB, 18.2% by Applera Holding BV, 55.8% by Spartan Ltd, and 1.0% by Applera Overseas Corporation (indirectly wholly owned by Applera Corporation).
(5)	98.8% owned by Applera Holding GmbH, .5% by Applera Overseas Corporation, and .7% by Listronagh Company (indirectly wholly owned by Applera Corporation).
(6)	0.1% owned by Applera Corporation, 99.9% by Applera Overseas Corporation (directly and indirectly, in the aggregate, wholly owned by Applera Corporation).
(7)	20.0% owned by Applera Corporation, and 80.0% by Applera Overseas Corporation (directly and indirectly, in the aggregate, wholly owned by Applera Corporation).
(8)	84.9% owned by Applera Corporation, and 15.1% by PNA Diagnostics ApS (directly and indirectly, in the aggregate, wholly owned by Applera Corporation).
(9)	50.0% owned by Foster City Holdings, LLC and 50.0% owned by Rockville Holdings, LLC (indirectly wholly owned by Applera Corporation).

Applera Corporation conducts its business through its Applied Biosystems Group, its Celera Genomics Group, and its Celera Diagnostics joint venture between these two groups. Applera Corporation and its direct and indirect wholly owned subsidiaries conduct business under the names of these businesses and variants thereof. In addition, Boston Probes, Inc., Paracel, Inc., and Axys Pharmaceuticals, Inc. may from time to time conduct business under their respective corporate names and variants thereof.

Applied Biosystems/MDS SCIEX Instruments conducts business under its business name and variants thereof.